As filed with the Securities and Exchange Commission on August 13, 2002
                                                      Registration No. 333-35024

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                              ____________________

                                PMC-SIERRA, INC.
             (Exact name of Registrant as specified in its charter)
                              ____________________


                  Delaware                           94-2925073
      (State or other jurisdiction of             (I.R.S. Employer
       incorporation or organization)          Identification Number)


                               3975 Freedom Circle
                          Santa Clara, California 95054
                                 (408) 239-8000

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              ____________________

                                Robert L. Bailey
             President, Chief Executive Officer and Chairman of the
                               Board of Directors
                               3975 Freedom Circle
                          Santa Clara, California 95054
                                 (408) 239-8000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ____________________

                                    Copy to:
                                   Neil Wolff
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304
                                 (650) 493-9300
                              ____________________

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


     On April 18, 2000, PMC-Sierra, Inc. (the "Company") filed its Registration Statement on Form S-3 (File No. 333-35024), covering 4,794,065 shares of the Company's Common Stock to be sold by certain stockholders of the Company. On May 8, 2000, the Securities and Exchange Commission (the ("Commission") declared the Registration Statement effective.

     The Registration Statement was filed in order to register shares of the Company's Common Stock issued to the former stockholders of AANetcom, Inc. ("AANetcom"), which was acquired by the Company on March 3, 2000.

     Pursuant to Rule 477 promulgated under the Securities Act of 1933, as amended, the Company respectfully requests that the Commission withdraw the Company's Registration Statement on Form S-3. The Company is requesting the withdrawal of the Registration Statement because, pursuant to the terms of the Declaration of Registration Rights under the Agreement and Plan of Merger between the Company and AANetcom, the Company's obligations to maintain the effectiveness of the Registration Statement expired on March 3, 2001.

     Accordingly, the Company hereby de-registers the 1,921,202 shares of its Common Stock registered pursuant to the Registration Statement remaining unsold thereunder.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (333-35024) to be signed on its behalf by the undersigned, thereunto duly authorized, in Santa Clara, California, on August 13, 2002.



                                PMC-SIERRA, INC.


                                By: /s/ John Sullivan
                                   -------------------------------------------
                                   John Sullivan
                                   Vice President Finance and
                                   Chief Financial Officer
                                   (Principal  Accounting Officer)

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          Signature                             Title                                Date

                                   President, Chief Executive Officer             August 13, 2002
*                                  (Principal Executive Officer) and
--------------------------------   Chairman of the Board of Directors
Robert L. Bailey

/s/ John Sullivan                  Vice President, Finance (Principal             August 13, 2002
--------------------------------   Financial and Accounting Officer
John Sullivan

*                                                                                 August 13, 2002
--------------------------------
James Diller                       Vice Chairman of the Board of Directors

*                                                                                 August 13, 2002
--------------------------------
Alexandre Balkanski                Director

*                                                                                 August 13, 2002
--------------------------------
Colin Beaumont                     Director

*                                                                                 August 13, 2002
--------------------------------
Frank J. Marshall                  Director

                                                                                  August 13, 2002
--------------------------------
Lewis O. Wilks                     Director


*By  /s/ John Sullivan
--------------------------------
John Sullivan
Attorney-in-Fact
